                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 26, 2001

                                  MORANZO, INC.
                                  -------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

     333-47238                                              88-0469180
     ---------                                              ----------
     (COMMISSION FILE                                       (I.R.S. EMPLOYER
     NUMBER)                                                IDENTIFICATION NO.)

     566 PORT HARWICK, CHULA VISTA, CA                      91913
     ---------------------------------                      -----
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                                  (619)692-2505
                                  -------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 26, 2001, Moranzo was notified of the death of Barry Friedman, the company's independent auditor.

During the Company's two most recent fiscal years and the subsequent interim period preceding the death of Mr. Friedman, there were no disagreements between Moranzo and Mr. Friedman with respect to any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure. The report on the company's financial statements prepared by Mr. Friedman for either the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

On February 26, 2001, Moranzo engaged S. W. Hatfield, CPA as the company's independent auditor to audit the company's financial statements. Neither the company nor anyone on its behalf has consulted S.W. Hatfield, CPA during the two most recent fiscal years regarding any matter for which reporting is required under Regulation S-B, Item 302 (a) (2) (i) or (ii) and the related instructions. The decision to engage S. W. Hatfield, CPA was approved by the Board of Directors.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 27, 2001               Moranzo, Inc.


                                      By /s/ CARLO GIOVANNINI
                                         --------------------------------------
                                         Carlo Giovannini, President & Director